MID-WISCONSIN FINANCIAL SERVICES, INC.
                   EMPLOYEE STOCK PURCHASE PLAN


              MID-WISCONSIN FINANCIAL SERVICES, INC.
                   EMPLOYEE STOCK PURCHASE PLAN



 1.  ESTABLISHMENT OF PLAN.

     Mid-Wisconsin Financial Services, Inc., a Wisconsin corporation (the "Company"), proposes to grant options ("Options") for purchase of the Company's common stock, $0.10 par value ("Common Stock"), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined in Section 5) pursuant to the Employee Stock Purchase Plan (the "Plan"). The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in
 Section 423 of the Code shall have the meaning provided in Section 423 of the Code.

 2.       STOCK SUBJECT TO PLAN.

     A total of 50,000 shares of Common Stock will be available for issuance under the Plan, subject to adjustments effected in accordance with Section 16. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under the Plan.

 3.       PURPOSE.

     The purpose of the Plan is to encourage employees of the Company and its Designated Subsidiaries to own Common Stock, by permitting them to acquire Common Stock at a discount through payroll deductions, and thereby enhance their sense of participation in the affairs of the Company and Subsidiaries and to provide an incentive for continued employment.

 4.       ADMINISTRATION.

     (a) The Plan shall be administered by the Stock Option Committee or such other committee of the Company's Board of Directors (the "Board") as the Board may from time to time designate as the administrator of the Company's 1999 Employee Stock Option Plan. Subject to the provisions of
                                   -1-
 the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions, and limitations of Options, and to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan, and to otherwise supervise the administration of the Plan; provided, however, that all participants granted Options under an offering pursuant to the Plan shall have the same rights and privileges within the meaning of
 Section 423(b)(5) of the Code except as required by applicable law. The Committee's exercise of discretion and interpretation of the Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to any person or persons selected by it, as it deems advisable. All expenses incurred in connection with the administration of the Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under the Plan or in connection with the participant's request for the issuance of a certificate for shares of Common Stock held in the participant's account under the Plan.

     (b) A majority of the members of the Committee shall constitute a quorum. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

     (c) No member of the Board, no executive officer or other employee of the Company, and no other agent or representative of the Company shall be liable for any act, omission, interpretation, construction, or determination made in connection with the Plan in good faith, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation and/or by-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

 5.       ELIGIBILITY.

     (a) Each employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under the Plan except:
                                   -2-
          (i) if so determined by the Committee or the Board, employees who are customarily employed for less than 20 hours per week;

          (ii) if so determined by the Committee or the Board, employees who are customarily employed for not more than five months in a calendar year; and

          (iii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under the Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

     (b) For all purposes of the Plan, (i) the term "Subsidiary" shall mean any "subsidiary corporation" as that term is defined in Section 424(f) of the Code and (ii) the term "Designated Subsidiaries" shall mean Mid-Wisconsin Bank and each subsidiary thereof and each other Subsidiary which may hereafter be determined by the Committee or the Board to be a "Designated Subsidiaries." A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such Subsidiary is no longer a Designated Subsidiary or (ii) such Designated Subsidiary ceases for any reason to be a Subsidiary.

 6.  OFFERING PERIODS.

     The offering periods of the Plan (individually, an "Offering Period") shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, Offering Periods shall commence on the first business day of each calendar year and shall terminate on the last business day of such year; provided, however, that the first Offering Period shall commence on the later of (i) July 1, 2000 or (ii) the effective date of the Company's Registration Statement on Form S-8 relating to the Plan and filed under the Securities Act of 1933, as amended, and shall end on the last business day of 2000. The first day of each Offering Period is referred to as the "Offering Date." The last day of each Offering Period is referred to as the "Purchase Date." Subject to the requirements of
 Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods with respect to future offerings if such change is announced at least 30 days prior to the Offering Date of the first Offering Period to be affected by such change.
                                   -3-
 7.  PARTICIPATION IN THE PLAN.
     An eligible employee may become a participant in the Plan on the first Offering Date after he or she satisfies the eligibility requirements, by delivering a properly completed enrollment form (on such form as the Committee may prescribe) to the Committee not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before such Offering Date, unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in the Plan with respect to an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14. No additional enrollment form shall be required for such continued participation in the Plan.

 8.  GRANT OF OPTION ON ENROLLMENT.

     Enrollment by an eligible employee in the Plan with respect to an

 Offering Period will constitute the grant by the Company to such employee of an Option to purchase on the relevant Purchase Date up to that number of shares of Common Stock of the Company, and any fraction of a share, as is determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the Offering Period ending on such Purchase Date, by (b) the Purchase Price as that term is defined in
 Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed the number of shares determined in the manner set forth in Section 11(b).

 9.       PURCHASE PRICE.

     (a) Subject to Section 9(b), the purchase price per share (the "Purchase Price") pursuant to any Option shall be the lower of (i) 95% of the fair market value of such share on the Offering Date for such Option or (ii) 95% of the fair market value of such share on the Purchase Date for such Option; provided, however, that in no event may the purchase price per share of Common Stock be below the par value of a share of Common Stock.

     (b) For purposes of the Plan, the term "fair market value" of the Common Stock means, as of any given date, the price per share as determined in accordance with the following:
                                   -4-
          (i) EXCHANGE. If the principal market for the Common Stock is a national securities exchange, "fair market value" means the average of the highest and lowest reported sale prices of the Common Stock on the New York Stock Exchange composite transaction tape if the Common Stock is then listed for trading on such exchange, otherwise, the average of the highest and lowest reported sales prices of the Common Stock in any transaction reported on the principal exchange on which the Common Stock is then listed for trading.

          (ii) OVER-THE-COUNTER. If the principal market for the Common Stock is an over-the-counter market, "fair market value" means the average of the highest bid and lowest ask prices of the Common Stock reported in The Nasdaq National Market or The Nasdaq Small Cap Market, or if the Common Stock is not then listed for trading in either of such markets, the average of the highest bid and lowest ask prices of the Common Stock reported on the OTC Electronic Bulletin Board, or, if prices for the Common Stock are not quoted on such OTC market, the average of the highest bid and lowest ask prices reported on any other bona fide over-the-counter stock market selected in good faith by the Committee.

          (iii) DATE. If the date on which "fair market value" is to be determined is not a business day, or, if there shall be no reported transactions for such date, such determination shall be made on the next preceding business day for which transactions were reported.

          (iv) OTHER DETERMINATION. If subparagraphs (i) and (ii) are not applicable, or if the Committee in its sole discretion does not believe that the procedure set forth in subparagraphs (i) and (ii) is an accurate measurement of the market value of the Common Stock because of the limited trading market of the Common Stock, "fair market value" shall mean such amount as may be determined by the

     Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

 The Committee may change the manner in which the Purchase Price is determined, so long as (x) such determination does not have the effect of lowering the Purchase Price to an amount less than that set forth in
 Section 9(a) and (y) such changed manner of computation is announced to eligible employees at least 30 days prior to the Offering Date of the first Offering Period to be affected by such change.
                                   -5-
 10.   PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF
 SHARES.

     (a) Funds contributed by each participant for the purchase of shares under the Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made in such whole dollar amounts per payroll period as the participant shall elect, provided, however, that no such amount may exceed 5% of the participant's Compensation with respect to such payroll period; and, provided further, that the Committee may, from time to time, and at any time, specify a minimum dollar amount per payroll period. As used herein, "Compensation" shall mean all base salary, wages, bonuses, commissions, and overtime pay with respect to such payroll period; provided, however, that for purposes of determining a participant's Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. "Compensation" does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or other benefit program, income received in connection with stock options, or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

     (b) A participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Committee a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Committee's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such a decrease in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period. Notwithstanding the foregoing, a participant may decrease the rate of payroll deductions to zero for the remainder of the Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Committee a new authorization for payroll deductions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Offering Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13 or his or her participation is terminated in accordance with the provisions of Section 14. A participant shall have the right to withdraw from the Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to decrease the rate at which payroll deductions are made during the applicable Offering Period.
                                   -6-
     (c) All payroll deductions made for a participant will be credited to his or her account under the Plan and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (d) On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 and has not submitted to the Committee a signed and completed withdrawal form, in each case on or before the 15th day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Offering Period in accordance with Section 10(b) or Section 13, then, subject to the limitations set forth in Section 11, the Company shall apply the funds then in the participant's account to the purchase at the Purchase Price of whole and any fractional shares (rounded to the nearest hundredth) of Common Stock issuable under the Option granted to such participant with respect to the Offering Period.

     (e) During a participant's lifetime, such participant's Option to purchase shares hereunder is exercisable only by him or her or, in the event of the participant's Disability, the participant's legal representatives. The participant shall have no interest or voting right in shares covered by his or her Option until such Option has been exercised. For purposes of the Plan, "Disability" means (i) a physical or mental condition which qualifies as a total and permanent disability under the terms of any plan or policy maintained by the Company or a Subsidiary and for which the participant is eligible to receive benefits under such plan or policy, or (ii) if the participant does not participate in a disability plan, or is not covered by a disability policy, of the Company or a Subsidiary, "Disability" means the permanent and total inability of a participant by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him or her, if a medical doctor selected or approved by the Committee, and knowledgeable in the field of such infirmity, advises the Committee either that it is not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

 11.  LIMITATIONS ON RIGHTS TO PURCHASE.

     (a) No employee shall be granted an Option to purchase Common Stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary which is intended to meet the requirements of Code Section 423, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in the Plan (or any other employee stock
                                   -7-
 purchase plan described in this Section 11(a)).

     (b) The number of shares which may be purchased by any employee on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date of the Offering Period in which such Purchase Date occurs. The number of shares which may be purchased by any employee on any subsequent Purchase Date which occurs in the same calendar year as that referred to in the preceding sentence shall not exceed the number of shares determined by performing the calculation described below, with all computations to be made to the nearest one hundredth of a whole share of Common Stock or one cent, as the case may be.

     (i) STEP ONE:  The number of shares purchased by the employee during any previous Offering Period which occurred in the same calendar year shall be multiplied by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of such previous Offering
                    Period in which such shares were purchased.

     (ii) STEP TWO: The amount determined in Step One shall be subtracted from $25,000.

     (iii) STEP THREE: The amount determined in Step Two shall be divided by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date of the Offering Period in which the subsequent Purchase Date for which the maximum number of shares which may be purchased is being determined by this calculation occurs. The quotient so obtained shall be the maximum number of shares which may be purchased by any employee on such subsequent Purchase Date.

 Subject to the limitations of Section 423 of the Code, and notwithstanding the foregoing, the Committee may from time to time determine that a different maximum number of shares may be purchased on any given Purchase Date in lieu of the maximum amounts described above in this Section 11(b), in which case the number of shares which may be purchased by any employee on such Purchase Date may not exceed such different limitation; provided, that any change made by the Committee pursuant to this sentence shall only be effective for Offering Periods that begin at least 30 days after the change is announced to eligible employees.
                                   -8-
     (c) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, then the Committee shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's Option to each participant affected thereby.

     (d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this
 Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period without interest.

 12.  EVIDENCE OF STOCK OWNERSHIP.

     As soon as practicable following each Purchase Date, the number of full shares of Common Stock purchased by each participant shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates which shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated or approved by the Committee. A participant may request, no more than once during any 12-month period and/or within 30 days following such participant's Termination of Employment for any reason, that a stock certificate for full (but not fractional) shares be issued and delivered to him or her. Such request shall be made by filing notice with the Company, and the Company shall cause such shares to be delivered promptly following receipt of such notice. Cash shall be paid in lieu of fractional shares based on the Fair Market Value of the Common Stock on the date such notice is received by the Company. In the event a participant or former participant shall have an account balance of less than one full share with the Company as of the Offering Date of any Offering Period for which such participant has elected not to participate in the Plan, the Company shall cause such fractional share to be sold as promptly as possible and the cash proceeds from such sale to be paid to the account holder.

 13.  WITHDRAWAL.

     Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Committee a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of an Offering Period (each such date, the "Withdrawal Deadline").
                                   -9-
 14.  TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

     Termination of Employment for any reason, including, without limitation, the failure of a participant to remain an eligible employee, immediately terminates his or her participation in the Plan. For purposes of the Plan, "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries. A participant employed by, or performing services for, a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be such a Subsidiary and the participant does not immediately thereafter become an employee of the Company or another Subsidiary. Temporary absences from employment not exceeding the maximum amount then permitted under the Company's policies or plans because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. For purposes of the Plan, a participant's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries.

 15.  RETURN OF PAYROLL DEDUCTIONS.

     In the event a participant's participation in the Plan is terminated by withdrawal, Termination of Employment, or otherwise, the Company shall promptly deliver to the participant all accumulated payroll deductions of the participant to the Plan which have not yet been applied to the purchase of Common Stock as soon as practicable after the end of the applicable Offering Period, unless such termination of participation occurs later than the Withdrawal Deadline for the Offering Period, in which event such accumulated payroll deductions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in the Plan.

 16.  CAPITAL CHANGES.

     (a) If the Company shall, after the effective date of the Plan, change the Common Stock into a greater or lesser number of shares through a stock dividend, stock split-up or combination of shares, then the number of shares then subject to the Plan as provided for in Section 2 and the Purchase Price of all Options then outstanding shall all be proportionately increased or decreased as of the record date for such stock dividend, stock split-up or combination of Shares in order to give effect thereto. Notwithstanding any such proportionate increase or decrease, no fraction of a Share shall be issued upon the exercise of an Option and the Shares subject to an Option shall be rounded to the nearest whole Share.
                                   -10-
     (b) If, after the effective date of the Plan, there shall be any change in the Common Stock or other change in the capitalization of the Company other than through a stock dividend, stock split-up or combination of shares, including, but not limited to, a change which results from a merger, consolidation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization is within the meaning of Section 368 of the Code), or any partial or complete liquidation of the Company, then if, and only if, the Committee shall determine that such change equitably requires an adjustment in (i) the number or kind of shares of stock then reserved for issuance under Section 2, (ii) the number or kind of shares of stock then subject to outstanding Options, or (iii) the Purchase Price with respect to any Option, such adjustment as the Committee shall determine is equitable and as shall be approved by the Board shall be made and shall be effective and binding for all purposes of such Options and the Plan. If any member of the Board shall, at the time of such approval, be an Optionee, he shall not participate in action in connection with such adjustment.

 17.  NONASSIGNABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

 18.  REPORTS AND STATUS OF ACCOUNTS.

     Individual accounts will be maintained by the Company for each participant in the Plan. The participant shall have all ownership rights with respect to shares of Common Stock held in his or her account(s) by the Company, including the right to vote such shares and to receive any dividends or distributions which may be declared thereon by the Board. The Committee shall send to each participant promptly after the end of each Offering Period a report of his or her account(s) setting forth with respect to such Offering Period the total payroll deductions accumulated, the number of whole and any fractional share purchased, and the per share price thereof, and also setting forth the total number of shares (including any fractional share) then held in his or her account(s). Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.
                                   -11-
 19.  NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

     Neither the Plan nor the grant of any Option hereunder shall constitute a contract of employment with any participant nor shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

 20.  EQUAL RIGHTS AND PRIVILEGES.

     All eligible employees shall have equal rights and privileges with respect to the Plan except as required by applicable law so that the Plan qualifies as an "employee stock purchase plan" within the meaning of
 Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with
 Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, or the Committee, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in the Plan.

 21.  NOTICES.

     All notices or other communications by a participant to the Committee or Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Committee or the Company, as the case may be, for the receipt thereof.

 22.  AMENDMENT OF PLAN.

     The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that shareholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under the Plan or, but for such shareholder approval, cause the Plan to fail to continue to qualify as an "employee stock purchase plan" under Section 423 of the Code.

 23.  TERMINATION OF THE PLAN.

     The Board may suspend or terminate the Plan at any time. Upon a suspension or termination of the Plan while an Offering Period is in progress, the Committee shall either shorten such Offering Period by setting a new Purchase Date before the date of such suspension or termination of the Plan or shall return the accumulated payroll
                                    -12-
 deductions of all participants as if they had all withdrawn before the Withdrawal Deadline for such Offering Period, as set forth in Section
 15. Unless the Plan shall have been previously terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, December 31, 2009. No Options shall be granted during any period of suspension of the Plan.

 24.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant's account under the Plan, in the event of such participant's death prior to delivery to him or her (or to the Plan Financial Agent, if any, on his or her behalf) of such shares and cash.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be the appropriate designee.

 25.  CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

     Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

 26.  APPOINTMENT OF PLAN AGENT.

     The Committee may appoint a stock brokerage or financial services firm to act as Plan Agent and to perform such duties with respect to maintaining participants' accounts, holding certificates of Common Stock on behalf of participants, and such other record keeping, administrative,
                                   -13-
 or ministerial duties of either the Committee or the Company as the Committee shall, from time to time, deem appropriate.

 27.  EFFECTIVE DATE.

     The Plan shall be effective as of July 1, 2000, subject to the approval of the Company's stockholders; provided, however, that the Plan shall terminate without action by the Board if it is not approved by the shareholders of the Company within 12 months of the date it is adopted by the Board.

 28.  GOVERNING LAW.

     Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, the Plan and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws.
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